EXHIBIT 9(b)

                          Kurzman Karelsen & Frank, LLP
                                 230 Park Avenue
                               New York, NY 10169

                                                                    July 3, 2001


To the Shareholders and the Board of Directors of Pax World High Yield Fund, Inc.

                               CONSENT OF COUNSEL

         We consent to the use in Post-Effective Amendment No. 1 to Registration Statement No. 333-82133 of Pax World High Yield Fund, Inc. on Form N-1A of the reference to us on the back page of the Prospectus.


                                            /s/ KURZMAN KARELSEN & FRANK, LLP